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                                                                    EXHIBIT 21.1



                               QLOGIC CORPORATION

                           Subsidiaries of Registrant

                       QLogic Foreign Sales Corporation,
                       A U.S. Virgin Islands Corporation

                                QLogic Enclosure
                           Management Products, Inc.